UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 8, 2004


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


    Maryland                     001-09279                          13-3147497
- -------------------------------------------------------------------------------
(State or other             (Commission file No.)                 (IRS Employer
  jurisdiction of                                                     I.D. No.)
  incorporation)


         60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
         -------------------------------------------------------------
         (Address of principal executive offices)           (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 8, 2004 registrant issued a press release announcing its results of operations for the quarter and nine months ending September 30, 2004. The press release is attached as an exhibit to this Form 8-K.

Item 9.01  Financial Statement and Exhibits

(a) Financial Statement of Businesses Acquired. Not Applicable.

(b) Proforma Financial Information. Not Applicable.

(c) Exhibits.
    99.1  Press release issued November 8, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ONE LIBERTY PROPERTIES, INC.



Date:     November 9, 2004             By: /s/ Simeon Brinberg
                                       -----------------------------------
                                       Simeon Brinberg
                                       Senior Vice President

                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com


             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004

Great Neck, New York - November 8, 2004 - One Liberty Properties, Inc. (NYSE:
OLP) today announced that for the three months ended September 30, 2004 it had revenues of $6,347,000 and net income applicable to common stockholders of $2,499,000, or $.26 per share on a diluted basis. Net income applicable to common stockholders includes the Company's equity in earnings of unconsolidated joint ventures of $669,000 and a $73,000 gain on property sales. For the quarter ended September 30, 2003, the Company reported revenues of $5,055,000 and net income applicable to common stockholders of $1,894,000, or $.33 per share on a diluted basis. Net income for the quarter ended September 30, 2003 includes the Company's equity in earnings of unconsolidated joint ventures of $591,000. The weighted average number of common shares outstanding on a diluted basis was 9,762,000 and 5,740,000 for the three months ended September 30, 2004 and September 30, 2003, respectively.

The Company had revenues of $18,195,000 and net income applicable to common stockholders of $6,965,000, or $.72 per share on a diluted basis, for the nine months ended September 30, 2004. Net income for the nine months ended September 30, 2004 includes the Company's equity in earnings of unconsolidated joint ventures of $1,639,000 and gain on property and securities sales of $74,000. This compares with revenues, net income applicable to common stockholders and net income per share on a diluted basis of $14,281,000, $5,582,000 and $.98 per share, respectively, for the nine months ended September 30, 2003. Net income for the nine months ended September 30, 2003 includes the Company's equity in earnings of unconsolidated joint ventures of $1,834,000 and gain on sale of property of $14,000. The weighted average number of common shares outstanding on a diluted basis was 9,729,000 and 5,708,000 for the nine months ended September 30, 2004 and September 30, 2003, respectively.

Funds from operations applicable to common stockholders for the three months ended September 30, 2004 was $3,880,000, or $.40 per share on a diluted basis, compared to $2,943,000, or $.51 per share on a diluted basis, for the three months ended September 30, 2003. Funds from operations for the nine months ended September 30, 2004 was $11,038,000, or $1.13 per share on a diluted basis, as compared to $8,541,000, or $1.50 per share on a diluted basis, for the nine months ended September 30, 2003. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, the Company's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses and deducts gain on sale of real estate and cash distributions paid to preferred stockholders. (See attached chart). The Company redeemed all of its outstanding preferred stock on December 30, 2003.

Commenting on the results of operations and the funds from operations, Jeffrey Fishman, President and Chief Executive Officer of the Company, noted that revenues, substantially all of which represents rental income, increased by $1,292,000, or 25.6%, quarter versus quarter and $3,914,000, or 27.4%, nine months versus nine months due to rental revenues earned on nine properties acquired by the Company between February 2003 and August 2004. Total expenses increased $1,097,000, or 31.4%, quarter versus quarter, and $3,174,000, or 32.5%, nine months versus nine months as a result of increases in depreciation and amortization due to the ownership of additional properties, in mortgage interest as the result of new mortgages placed on properties and the assumption of mortgages in connection with property acquisitions between February 2003 and March 2004, in general and administrative expenses and in real estate expenses. The increase in general and administrative expenses is principally due to an increase in professional fees resulting from property acquisitions, mortgage refinancings and compliance with the Sarbanes-Oxley Act and recently adopted accounting pronouncements, increased staffing, increases in executive compensation and amortization of restricted stock awards. The increase in general and administrative expenses in the nine months ending September 30, 2004 is also due to a non-recurring fee for the initial listing by the Company of its common stock on the New York Stock Exchange in January 2004. The increases in real estate expenses in both current periods is due in large part to the vacancy of two properties, one resulting from a tenant not renewing its lease and the other part from disaffirmance of a lease by a tenant which filed for bankruptcy protection.

In reviewing the results of operations, Mr. Fishman commented that the per share income in both 2004 periods declined in comparison to the 2003 periods due to the completion of a public offering by the Company in October 2003 resulting in a significant increase in the average weighted number of shares outstanding, combined with the fact that at September 30, 2004, the proceeds from such public offering had not yet been fully applied. He noted that in October 2004 the Company acquired a property for approximately $17,000,000 and that to consummate that acquisition the Company used the balance of the 2003 public offering proceeds and $7,000,000 drawn down under its credit line. He commented further that the five properties acquired to date in 2004 were acquired at various times during the year and that these properties and properties acquired through the end of the year will positively impact 2005 revenues and net income. Mr. Fishman stated that the Company is actively engaged in seeking additional property acquisitions and is in various stages of negotiations with respect to the property acquisitions. He noted that the Company will use the cash provided from mortgage financings on recently acquired properties, funds available under the credit facility and cash provided from operations to fund these additional acquisitions.

With respect to the Company's equity in earnings of unconsolidated ventures, which decreased nine months versus nine months and increased modestly three months over three months, Mr. Fishman stated that the decrease nine months versus nine months was primarily due to the non-payment of rent at one of the Company's movie theater joint venture properties, a situation which has now been remedied, and the reversal of the straight line rent previously recognized with respect to this property and another theater property operated by the same lessee. Equity in earnings of unconsolidated joint ventures was also adversely affected in both current periods by the bankruptcy of a retail tenant (not a movie theater) occupying a property owned by a joint venture in which the Company has a 50% equity position. These decreases were offset in part in the nine month period ended September 30, 2004 and fully in the three months ended September 30, 2004 by the Company's purchase of an additional 25% interest in its other movie theater joint venture as of October 1, 2003 and the organization in August 2004 of an additional joint venture in which the Company has a 50% interest.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the private securities litigation reform act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2003. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
         (516) 466-3100


                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                         Three Months Ended             Nine Months Ended
                                                                            September 30,               September 30,
                                                                         2004           2003          2004          2003
                                                                         ----           ----          ----          ----

Revenues
   Rental income - Note 1                                              $ 6,275         $ 4,914       $17,970      $13,904
   Interest and other income                                                72             141           225          377
                                                                       -------         -------       -------      -------
                                                                         6,347           5,055        18,195       14,281
                                                                       -------         -------       -------      -------

Expenses
   Depreciation and amortization                                         1,173             866         3,334        2,419
   Interest-mortgages payable                                            2,126           1,675         6,242        4,846
   Interest-line of credit                                                 128             216           256          427
   Leasehold rent                                                           42               0            42            0
    General and administrative                                             801             584         2,402        1,649
    Public offering expenses                                                 0              25             0           25
   Real estate expenses                                                    320             127           667          403
                                                                        ------          ------        ------       ------
                                                                         4,590           3,493        12,943        9,769
                                                                        ------          ------        ------       ------

Earnings before equity in earnings of unconsolidated
      joint ventures and gain on sale                                    1,757           1,562         5,252        4,512


Equity in earnings of unconsolidated joint ventures                        669             591         1,639        1,834

Gain on sale of real estate and available-for-sale
    securities                                                              73               0            74           14
                                                                        ------          ------        ------       ------

Net income                                                             $ 2,499         $ 2,153       $ 6,965      $ 6,360
                                                                       =======         =======       =======      =======

Calculation of net income applicable to common stockholders:
Net income                                                             $ 2,499         $ 2,153       $ 6,965      $ 6,360
Less: distributions on preferred stock                                       0             259             0          778
                                                                       -------         -------       -------      -------

Net income applicable to
   common stockholders                                                 $ 2,499         $ 1,894       $ 6,965      $ 5,582
                                                                       =======         =======       =======      =======

Net income per common share:
     Basic                                                             $   .26         $   .33       $   .72      $   .98
                                                                       =======         =======       =======      =======
     Diluted                                                           $   .26         $   .33       $   .72      $   .98
                                                                       =======         =======       =======      =======

Funds from operations applicable to
   common stockholders*                                                $ 3,880         $ 2,943       $11,038      $ 8,541
                                                                       =======         =======       =======      =======

Funds from operations per common share:
     Diluted                                                           $   .40         $   .51       $  1.13      $  1.50
                                                                       =======         =======       =======      =======

Weighted average number of common shares outstanding:
     Basic                                                               9,749           5,706         9,711        5,675
                                                                         =====           =====         =====        =====
     Diluted                                                             9,762           5,740         9,729        5,708
                                                                         =====           =====         =====        =====

   Note 1 - Rental income includes straight line rent accruals of $645 and $229 for the nine and three months ended September 30, 2004 and $849 and $217 for the nine and three months ended September 30, 2003, respectively.
- -------------------------------------------------------------------------------



   * Funds from operations applicable to common stockholders is summarized in the following table:

   Net income                                                          $ 2,499         $ 2,153       $ 6,965      $ 6,360
   Add: depreciation of properties                                       1,173             866         3,334        2,419
   Add:  our share of depreciation in
      unconsolidated joint ventures                                        268             179           772          537
   Add: amortization of capitalized
      leasing expenses                                                      13               4            40           17
   Deduct: gain on sale of real estate                                     (73)              -           (73)         (14)
   Deduct: preferred distributions                                           -            (259)            -         (778)
                                                                         -----           -----          ----         -----

   Funds from operations applicable to
      common stockholders                                              $ 3,880         $ 2,943       $11,038      $ 8,541
                                                                       =======         =======       =======      =======
